Sub-Item 77Q1: Exhibits.

EX-99Q1(e): Copies of any new or amended Registrant investment advisory contracts

(e)(1) Expense Reimbursement Agreement, dated August 9, 2012, between Northern Funds and Northern Trust Investments, Inc. is hereby incorporated by reference to Exhibit (d)(37) to Post-Effective Amendment No. 93 filed with the Commission on December 7, 2012 (Accession No. 0001193125-12-495705).